Exhibit 99.1
FairPoint Communications, Inc. Investor Presentation June 2011

Cautionary Notes 2 The information contained herein is current only as of the date hereof. The business, prospects, financial condition or performance of FairPoint Communications, Inc. ("FairPoint") and its subsidiaries described herein may have changed since that date. FairPoint does not intend to update or otherwise revise the information contained herein. FairPoint makes no representation or warranty, express or implied, as to the completeness of the information contained herein. If any other information is given or any other representations are made, they should not be relied upon as having been authorized by FairPoint. Market data used throughout this presentation is based on surveys and studies conducted by third parties, as well as industry and general publications. FairPoint has no obligation (express or implied) to update any or all of the information or to advise you of any changes; nor does FairPoint make any express or implied warranties or representations as to the completeness or accuracy or accept responsibility for errors. Some statements herein are known as "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained herein that are not historical facts. When used herein, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including our plans, objectives, expectations and intentions and other factors. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date hereof. FairPoint does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Throughout this presentation, reference is made to Consolidated EBITDAR or EBITDAR and Adjusted EBITDAR. EBITDAR and Adjusted EBITDAR are non- GAAP financial measures. Management believes that EBITDAR and Adjusted EBITDAR may be useful in assessing our operating performance and our ability to meet our debt service requirements. EBITDAR and Adjusted EBITDAR, as used herein, however, are not necessarily comparable to similarly titled measures of other companies. Furthermore, EBITDAR and Adjusted EBITDAR have limitations as an analytical tool and should not be considered in isolation from, or as an alternative to, net income or loss, operating income, cash flow or other combined income or cash flow data prepared in accordance with GAAP. Because of these limitations, EBITDAR, Adjusted EBITDAR and related ratios should not be considered as measures of discretionary cash available to invest in business growth or reduce indebtedness. We compensate for these limitations by relying primarily on our GAAP results using EBITDAR and Adjusted EBITDAR only supplementally. The Securities and Exchange Commission ("SEC") has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures, such as EBITDAR and Adjusted EBITDAR, that are derived on the basis of methodologies other than in accordance with GAAP. Our presentation of EBITDAR and Adjusted EBITDAR may not comply with these rules.

Agenda Company Overview Growth Opportunity Recent Results 3

FairPoint is positioned for success Leveraging core strengths for growth in revenue, EBITDAR and free cash flow Geographic scope and ubiquitous network presence in northern New England (ME, NH, VT) Next generation, IP-based technologies Organic revenue growth opportunities Stable RLEC business in legacy FairPoint markets ("Telecom Group") Operational improvements allow for acceleration of cost reduction initiatives Meaningful improvements in operating metrics High-speed internet subscribers are up Voice access line loss is slowing Experienced management team with fresh focus Aligned to capture revenue growth opportunities and improve operations Focused on enhanced service and responsiveness Simplified and right-sized capital structure Emerged from Chapter 11 on January 24, 2011 Pro forma debt of $1.0Bn Listed with NASDAQ: FRP 4

Company Overview at 1Q11

- FairPoint operates in 18 states with over 1.4 million access line equivalents ("ALEs")[1]
  - ~80% of ALEs in northern New England, ~20% in Telecom Group
- Northern New England: 3-statewide footprint with ubiquitous network presence
  - NNE averages 24% high-speed data penetration[2]
- Telecom Group: 30 rural LECs in 18 states with lower competitive profile
  - TG averages 44% high-speed data penetration[2]
- FairPoint offers an array of services across its footprint including voice, high-speed data, video and high-capacity bandwidth products
- Extensive capital investment on next generation network in NNE markets
  - Broadband available to more than 80% of our customers in NNE
- Over $1Bn in annual revenue and approximately 4,000 employees[4]

FairPoint service territory



Telecom Group
Northern New England

Access line equivalents

	Northern New England	Telecom Group	Total
Switched access lines:			
Residential	556,576	139,340	695,916
Business	272,680	49,426	322,106
Wholesale[3]	84,667	NM	84,667
Total switched access lines	913,923	188,766	1,102,689
High-speed data	215,307	82,184	297,491
Total access line equivalents	1,129,230	270,950	1,400,180

(1) Switched access lines plus high-speed data subscribers
(2) High-speed data subscribers as % of switched access lines
(3) UNE-P and Resale lines. Excludes UNE-L and Special Access circuits
(4) Collective bargaining agreements with CWA and IBEW covering approximately 2,600 employees including ~240 temporary workers

5

Organic Revenue Growth Opportunities 6 Northern New England: Network + Service Geographic scope and network ubiquity are significant advantage, especially to major, enterprise and wholesale customers NNE markets offer organic growth and market share "win-back" opportunities Management aligned to unique characteristics of each customer segment Quality of Service ("QoS") and rapid response as competitive advantages Next-generation products that speak to SMBs, enterprise and wholesale customers Telecom Group: Leverage stable platform Maintain the market share advantage with attractive bundles and excellent QoS Hone new products and processes before exporting to NNE markets Strategic capital investment to enhance the local network and optimize regulated revenue streams

Organic Revenue Growth in Wholesale

FairPoint commissioned a market share and demand study for its NNE markets

- FairPoint maintains a majority share in the wholesale market[1]
- Organic growth opportunities exist, fueled by mobile broadband demands
- We are investing in new products and technologies to capture growth potential

NNE Wholesale Market[1] *($ in millions)*



$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
2010
2011
2012
2013
2014
Segment / CAGR
Total: 4.3%
Wireless Tower²: 21.8%
Wireless Transport³: 4.8%
CLEC Access and Transport: -3.1%

Sources: SNL Kagan, In-Stat, US Census, InfoUSA, Altman Vilandrie & Company

FairPoint communications

(1) Wholesale as defined by traditional products and technologies like switched access and special access circuits (DS1s, DS3s, SONET, etc.)
(2) Wireless tower refers to transport between towers and aggregation sites
(3) Wireless transport refers to transport between aggregation sites

7

Win-back Opportunities 8 Overall retail wireline market is expected to decline gradually 2010-2014 FairPoint's non-dominant market share provides significant win-back opportunities 2010 retail business market share estimated to be 26% (data and voice) 2010 retail residential market share estimated to be 39% (data and voice) Segment / CAGR / 2010 FRP Market Share Est. Total: -0.8% / 33% Biz Wireline Data: 2.6% / 16% Biz Wireline Voice: -1.9% / 33% Res Wireline Data: 4.9% / 17% Res Wireline Voice: -6.4% / 53% NNE Retail Market ($ in millions) Sources: SNL Kagan, In-Stat, US Census, InfoUSA, Altman Vilandrie & Company 39% share 26% share

Other / Multiple MSOs Majority MSO by HHs: Total circle size indicates number of HHs in market Grey area indicates number of non-fixed line households Dark color indicates number of FairPoint residential access lines Light color indicates the number of non- FairPoint access lines Unfilled circles represent states Targeted, Community-based Residential Marketing CableCo 1 CableCo 2 A targeted, community-by-community approach to marketing and product development enhances the value to customers, reduces churn and increases customer longevity Gross Connects and Customer Life Performance by Sub-market 9

Organized to Capture Revenue Opportunities

Revenue Segment	Wholesale	Government & Education	Business & Residential	Telecom Group
Opportunity	•Fiber to the tower (“FTTT”) •Special access	Increasing bandwidth needs	Organic growth in SMB & targeted community-based marketing in Residential	Leverage scale and scope of enterprise; Increase attention
Advantages	Market Ubiquity	Market Ubiquity	VantagePoint Network	Dominant presence; Low competition
Approach/Strategy	•Network reliability •FTTT build-out	•Maintain market share •Take advantage of ubiquitous network •Network reliability	Business: • “Win-back” customers Residential: • “Defend” market share • Broadband availability	•Understanding of local markets •Local presence •Product development platform
Executive Focus	Kathleen McLean	Peter Nixon	Jeff Allen	Peter Nixon
Foundation in Operations and Service Quality	From provisioning to maintenance to repair, from capex to customer care, all require exceptional execution in operations. Ken Amburn brings 42 years of experience to improve and enhance our operations and service quality.			

FairPoint communications

10

Combining Network, Service and Products 11 Network reach and IP-based services support organic revenue growth opportunities Over 1 million fiber strand miles on over 12,000 route miles Designed and deployed with 400G dense wave division multiplexing ("DWDM") capabilities; Multiprotocol Label Switching ("MPLS") design 350 central offices with inter-office fiber capacity Sales successes enabled by network and service Maine Schools and Libraries network: 650 locations delivering 21G of bandwidth capacity averaging 66Mb per location on 16,000 Ethernet ports turned up over a variety of network elements (fiber, copper, bonded DS1) Fiber-to-the-tower: announced initial build to over half of 1,600 towers served in NNE Regional businesses: banks and hospitals seeking single source solution for their NNE footprint Expanding broadband network: broadband service available to more than 80% of northern New England customers and more than 90% of Telecom Group customers. On track to meet all regulatory broadband commitments Product development will drive future sales SMB bundle launched Carrier Ethernet Service: full commercial launch 2H11

Operational and Quality Metrics are Improving 12 Retail Service Quality Metrics Met3 Call Center Volume2 Mean-time-to-repair (hours)1 Service Quality Penalties4 For a select major customer in northern New England, which management believes is indicative of overall improvement Northern New England consumer and small business call centers Number of retail service quality metrics achieved as a percentage of total penalty-bearing metrics in northern New England Improved performance drove $12.7 million reversal of accrued retail penalties in 4Q10 pursuant to regulatory settlements in NH & VT

Cost Reduction Opportunities 13 First quarter 2011 annualized, excluding vacation accrual As of December 31, 2010 Weighted average of FTR, CTL and WIN Operational improvements in late 2010 and early 2011 allow FairPoint to accelerate cost reduction initiatives Areas of focus: Cost of goods sold (access circuits) Facilities and fleet (power, fuel, real estate) Contracted services Bad debt Employee costs Voice access lines per employee2 ~$800Mn Cost Structure1 3

Capital Structure 14 Capital Structure Summary As of March 31, 2011: Generated $5.2 million of FCF in 66 days post-emergence Liquidity of $72.2 million $15.4 million unrestricted cash $56.8 million revolver (net of LCs) Leverage of 3.87x vs. 4.75x covenant Interest Coverage of 5.30x vs. 3.25x covenant Includes management restricted stock and ~0.6 million of common stock held in reserve for certain pre-petition claims Generally vest 25% at emergence, 25% on each anniversary for three years thereafter. All restricted stock included in common stock outstanding Generally vest 25% at emergence, 25% on each anniversary for three years thereafter. Options struck at $24.29

Recent Operating and Financial Results

First quarter 2011 highlights

- Data and Internet services revenue up 5.3% year-over-year on 4.8% growth in high-speed data subscribers
- Revenue flat in 1Q11 as compared to 4Q10, after adjusting for one-time item[2]
- Adjusted EBITDAR flat to up in 1Q11 versus 4Q10 and 1Q10

($ in millions)	1Q11	4Q10	1Q10	1Q11 vs. 4Q10	1Q11 vs. 1Q10
Consolidated EBITDAR (1)	$ 49.1	$ 84.0	$ 60.8	-41.6%	-19.2%
One-time penalty reversal (2)	-	(12.7)	-		
Restatment items (3)	-	-	(10.4)		
Bad debt adjustment (4)	-	(12.5)	-		
Vacation accrual impact (5)	10.8	(3.7)	10.6		
Adjusted EBITDAR	$ 59.8	$ 55.1	$ 61.0	8.6%	-1.8%
margin	*23.5%*	*20.6%*	*22.5%*		
Residential access lines (000s)	695.9	712.6	776.3	-2.3%	-10.3%
Business access lines	322.1	327.8	349.2	-1.7%	-7.8%
Wholesale access lines	84.7	87.1	93.8	-2.8%	-9.8%
Total switched access lines	1,102.7	1,127.5	1,219.3	-2.2%	-9.6%
High-speed data subscribers (000s)	297.5	289.7	283.8	2.7%	4.8%
Access line equivalents (000s)	1,400.2	1,417.3	1,503.1	-1.2%	-6.8%

(1) As defined in FairPoint's new credit facility. For a reconciliation of Net Income (Loss) to Consolidated EBITDAR, please see our year end 2010 and first quarter 2011 earnings releases furnished by FairPoint on April 5, 2011 and May 16, 2011, respectively, with the SEC on Form 8-K
(2) 4Q10 included a one-time reversal of certain service quality penalties in New Hampshire and Vermont totaling $12.7 million
(3) Though added-back under new credit facility, the impact of the financial restatement does belong in 1Q10 for comparative purposes
(4) 4Q10 bad debt was favorably impacted by a true-up of the bad debt allowance resulting in contra-expense
(5) FairPoint accrues a full year of vacation expense each January 1st, which is then reversed throughout the year

FairPoint communications

15

FairPoint Management Team 16 Experienced management team with fresh focus: FairPoint strengthened its senior management team in key areas, while maintaining institutional knowledge

Conclusion: FairPoint is positioned for success 17 Leveraging core strengths for growth in revenue, EBITDAR and free cash flow Network: geographic scope, network ubiquity, next-generation platform Service: enhanced service and responsiveness as competitive advantage Organic revenue growth opportunities: business and wholesale Stable RLEC business: steady cash flow, platform for product development Recent achievements accelerate cost reduction opportunities Operational improvements: service quality, data growth, slowing voice loss Margin expansion: revenue growth plus cost reduction Experienced management team Aligned to capture growth and improve operations